Exhibit 4.2

SERIES SUPPLEMENT
This SERIES SUPPLEMENT dated as of April 1, 2022 (this “Supplement”), by and between ENTERGY TEXAS RESTORATION FUNDING II, LLC, a limited liability company created under the laws of the State of Delaware (the “Issuer”), and THE BANK OF NEW YORK., a New York banking corporation (“BNYM”), in its capacity as indenture trustee (the “Indenture Trustee”) for the benefit of the Secured Parties under the Indenture dated as of April 1 , 2022 by and between the Issuer and BNYM, in its capacity as Indenture Trustee and in its separate capacity as securities intermediary (the “Indenture”).
PRELIMINARY STATEMENT
Section 9.01 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time enter into an indenture supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of the System Restoration Bonds and specifying the terms thereof. The Issuer has duly authorized the creation of the System Restoration Bonds with an initial aggregate principal amount of $290,850,000 to be known as Entergy Texas Restoration Funding II, LLC Senior Secured System Restoration Bonds, Series 2022-A (the “System Restoration Bonds”), and the Issuer and the Indenture Trustee are executing and delivering this Supplement in order to provide for the System Restoration Bonds.
All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.
GRANTING CLAUSE
With respect to the System Restoration Bonds, the Issuer hereby Grants to the Indenture Trustee, as Indenture Trustee for the benefit of the Secured Parties of the System Restoration Bonds, all of the Issuer’s right, title and interest (whether now owned or hereafter acquired or arising) in and to (a) the Transition Property created under and pursuant to the Financing Order, and transferred by the Seller to the Issuer pursuant to the Sale Agreement (including, to the fullest extent permitted by law, the right to impose, collect and receive Transition Charges, all revenues, collections, claims, rights, payments, money or proceeds of or arising from the Transition Charges authorized in the Financing Order and any Tariffs filed pursuant thereto and any contractual rights to collect such Transition Charges from Customers and REPs), (b) all Transition Charges related to such Transition Property, (c) the Sale Agreement and each Bill of Sale executed in connection therewith and all property and interests in property transferred under the Sale Agreement and such Bills of Sale with respect to such Transition Property and the System Restoration Bonds, (d) the Servicing Agreement, the Administration Agreement and any subservicing, agency, intercreditor, administration or collection agreements executed in connection therewith, to the extent related to the foregoing Transition Property and the System Restoration Bonds, (e) the Collection Account, all subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all Financial Assets and securities entitlements carried therein or credited thereto, (f) all rights to compel the Servicer to file for and obtain adjustments to the Transition Charges in accordance with Section 39.307 (as incorporated through Section 36.403(a)) of the Financing Act, the Financing Order or any Tariff filed in connection therewith, (g) all deposits, guarantees, surety bonds, letters of credit and other forms of credit support provided by or on behalf of REPs pursuant to the Financing Order or such Tariff, including investment earnings thereon and all amounts on deposit in the REP Deposit Accounts, (h) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute Transition Property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property, (i) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the foregoing, and (j) all payments on or under, and all proceeds in respect of, any or all of the foregoing; it being understood that the following do not constitute System Restoration Bond Collateral: (i) cash that has been released pursuant to Section 8.02(e)(x) of the Indenture and, following retirement of all Outstanding System Restoration Bonds, cash that has been released pursuant to Section 8.02(e)(xii) of the Indenture and (ii) amounts deposited with the Issuer on the Closing Date, for payment of costs of issuance with respect to the System Restoration Bonds (together with any interest earnings thereon), it being understood that such amounts described in clauses (i) and (ii) above shall not be subject to Section 3.17 of the Indenture.
The foregoing Grant is made in trust to secure the payment of principal of and premium, if any, interest on, and any other amounts owing in respect of, the System Restoration Bonds and all fees, expenses, counsel fees and other amounts due and payable to the Indenture Trustee equally and ratably without prejudice, priority or distinction, except as expressly provided in the Indenture, to secure compliance with the provisions of the Indenture with respect to the System Restoration Bonds, all as provided in the Indenture and to secure the performance by the Issuer of all of its obligations under the Indenture (collectively, the “Secured Obligations”). The Indenture and this Series Supplement constitute a security agreement within the meaning of the Financing Act and under the UCC to the extent that the provisions of the UCC are applicable hereto.
The Indenture Trustee, on behalf of the Secured Parties of the System Restoration Bonds, acknowledges such Grant and accepts the trusts under this Supplement and the Indenture in accordance with the provisions of this Supplement and the Indenture.
SECTION 1. Designation. The System Restoration Bonds shall be designated generally as the System Restoration Bonds and further denominated as Tranches A-1 through A-2.
SECTION 2. Initial Principal Amount; System Restoration Bond Interest Rate; Scheduled Payment Date; Final Maturity Date. The System Restoration Bonds of each Tranche shall have the initial principal amount, bear interest at the rates per annum and shall have the Scheduled Final Payment Dates and the Final Maturity Dates set forth below:

Tranche	Initial Principal Amount	System Restoration Bond Interest Rate	Scheduled Final Payment Date	Final Maturity Date
A-1	$100,000,000	3.051%	12/15/2027	12/15/2028
A-2	$190,850,000	3.697%	12/15/2035	12/15/2036

The System Restoration Bond Interest Rate shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3. Authentication Date; Payment Dates; Expected Amortization Schedule for Principal; Periodic Interest; No Premium; Other Terms.
(a)     Authentication Date. The System Restoration Bonds that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on April 1, 2022 (the “Closing Date”) shall have as their date of authentication April 1, 2022.
(b)     Payment Dates. The Payment Dates for the System Restoration Bonds are June 15 and December 15 (each, a “Payment Date”) of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on December 15, 2022 (the “Initial Payment Date”) and continuing until the earlier of repayment of the Tranche A-2 System Restoration Bonds in full and the Final Maturity Date for the Tranche A-2 System Restoration Bonds.
(c)     Expected Amortization Schedule for Principal. Unless an Event of Default shall have occurred and be continuing on each Payment Date, the Indenture Trustee shall distribute to the Holders of record as of the related Record Date amounts payable pursuant to Section 8.02(e) of the Indenture as principal, in the following order and priority: (1) to the holders of the Tranche A-1 System Restoration Bonds, until the Outstanding Amount of such Tranche of System Restoration Bonds thereof has been reduced to zero; and (2) to the holders of the Tranche A-2 System Restoration Bonds, until the Outstanding Amount of such Tranche of System Restoration Bonds thereof has been reduced to zero; provided, however, that in no event shall a principal payment pursuant to this Section 3(c) on any Tranche on a Payment Date be greater than the amount necessary to reduce the Outstanding Amount of such Tranche of System Restoration Bonds to the amount specified in the Expected Amortization Schedule which is attached as Schedule A hereto for such Tranche and Payment Date.
(d)     Periodic Interest. Periodic Interest will be payable on each Tranche of the System Restoration Bonds on each Payment Date in an amount equal to one-half of the product of (i) the applicable System Restoration Bond Interest Rate and (ii) the Outstanding Amount of the related Tranche of System Restoration Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the related Tranche of System Restoration Bonds on such preceding Payment Date (“Periodic Interest”); provided, however, that with respect to the Initial Payment Date, or, if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Closing Date to, but excluding, the following Payment Date.
(e)     Book-Entry System Restoration Bonds. The System Restoration Bonds shall be Book-Entry System Restoration Bonds and the applicable provisions of Section 2.11 of the Indenture shall apply to such System Restoration Bonds.
(f)    Waterfall Caps. The amount payable with respect to the System Restoration Bonds pursuant to Section 8.02(e)(i) of the Indenture shall not exceed $200,000 annually’ provided, however, that any such cap shall be disregarded and inapplicable upon the acceleration of the System Restoration Bonds following the occurrence and continuation of an Event of Default.
SECTION 4. Minimum Denominations. The System Restoration Bonds shall be issuable in the Minimum Denomination and integral multiples of $1,000 in excess thereof.
SECTION 5. Certain Defined Terms. Article I of the Indenture provides that the meanings of certain defined terms used in the Indenture shall, when applied to the System Restoration Bonds, be as defined in Appendix A to the Indenture. Additionally, Article II of the

Indenture provides that certain terms will have the meanings specified in this Supplement. With respect to the System Restoration Bonds, the following definitions shall apply:
“Closing Date” has the meaning set forth in Section 3(a) of this Supplement.
“Initial Payment Date” has the meaning set forth in Section 3(b) of this Supplement.
“Minimum Denomination” shall mean $2,000.
“Payment Date” has the meaning set forth in Section 3(b) of this Supplement.
“Periodic Interest” has the meaning set forth in Section 3(d) of this Supplement.
“System Restoration Bond Interest Rate” has the meaning set forth in Section 2 of this Supplement.
SECTION 6. Delivery and Payment for the System Restoration Bonds; Form of the System Restoration Bonds. The Indenture Trustee shall deliver the System Restoration Bonds to the Issuer when authenticated in accordance with Section 2.03 of the Indenture. The System Restoration Bonds of each Tranche shall be in the form of Exhibits A-1 through A-2 hereto.
SECTION 7. Ratification of Agreement. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument. This Supplement amends, modifies and supplemented the Indenture only in so far as it relates to the System Restoration Bonds.
SECTION 8. Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.
SECTION 9. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTIONS 9-301 THROUGH 9-306 OF THE NY UCC), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT THE CREATION, ATTACHMENT AND PERFECTION OF ANY LIENS CREATED UNDER THE INDENTURE IN TRANSITION PROPERTY, AND ALL RIGHTS AND REMEDIES OF THE INDENTURE TRUSTEE AND THE HOLDERS WITH RESPECT TO SUCH TRANSITION PROPERTY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.
SECTION 10. Issuer Obligation. No recourse may be taken directly or indirectly, by the Holders with respect to the obligations of the Issuer on the System Restoration Bonds, under the Indenture or under this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (i)  any owner of a beneficial interest in the Issuer (including ETI) or (ii) any shareholder, partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee, the Managers or any owner of a beneficial interest in the Issuer (including ETI) in its individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed (it being understood that none of the Indenture Trustee, the Managers and ETI have any such obligations in their respective individual or corporate capacities). Each Holder by accepting a System Restoration Bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the System Restoration Bonds.
SECTION 11. Application of System Restoration Bond Proceeds; Costs of Issuance Account. The proceeds of the System Restoration Bond Proceeds shall be applied to pay the costs of issuing the System Restoration Bonds and to purchase the Transition Property, as directed in an Officer’s Certificate. The Indenture Trustee shall, pursuant to an Issuer Order, deposit the amounts directed to be applied to the payment of the costs of issuance into a segregated trust account (the “Costs of Issuance Account”). Amounts in the Costs of Issuance Account shall be applied from time to time as directed by an Officer’s Certificate, to pay costs of issuing the System Restoration Bonds, and, upon payment of all such costs, for deposit into the General Subaccount and applied as a credit against System Restoration Charges as required by the Financing Order. Pending such application, amounts in the Costs of Issuance Account may be invested in the same manner and subject to the same restrictions as amounts in the General Subaccount, provided that any amount earned, or gains or losses, shall be credited to the Costs of Issuance Account.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the first day of the month and year first above written.

ENTERGY TEXAS RESTORATION FUNDING II, LLC, as Issuer
By: /s/ Steven C. McNeal Name: Steven C. McNeal Title: Vice President, Treasurer and Manager

THE BANK OF NEW YORK MELLON, a New York banking corporation, as Indenture Trustee

By: /s/ Kelly Crosson Name: Kelly Crosson Title: Vice President

SCHEDULE A
EXPECTED AMORTIZATION SCHEDULE*

OUTSTANDING PRINCIPAL BALANCE OF EACH TRANCHE

Semi- Annual Payment Date	Tranche A-1 Balance	Tranche A-2 Balance
Closing Date	$100,000,000	$190,850,000
12/15/2022	$87,743,419	$190,850,000
6/15/2023	$78,887,348	$190,850,000
12/15/2023	$69,908,222	$190,850,000
6/15/2024	$60,804,331	$190,850,000
12/15/2024	$51,573,942	$190,850,000
6/15/2025	$42,215,296	$190,850,000
12/15/2025	$32,726,611	$190,850,000
6/15/2026	$23,106,082	$190,850,000
12/15/2026	$13,351,875	$190,850,000
6/15/2027	$3,462,134	$190,850,000
12/15/2027	$0	$184,284,974
6/15/2028	$0	$174,103,322
12/15/2028	$0	$163,756,676
6/15/2029	$0	$153,242,363
12/15/2029	$0	$142,557,666
6/15/2030	$0	$131,699,823
12/15/2030	$0	$120,666,028
6/15/2031	$0	$109,453,431
12/15/2031	$0	$98,059,134
6/15/2032	$0	$86,480,192
12/15/2032	$0	$74,713,614
6/15/2033	$0	$62,756,358
12/15/2033	$0	$50,605,335
6/15/2034	$0	$38,257,404
12/15/2034	$0	$25,709,375
6/15/2035	$0	$12,958,006
12/15/2035	$0	$0

*Dollar amounts in the schedule are rounded to the nearest dollar.

Exhibit A-1
TRANCHE A-1, SENIOR SECURED SYSTEM RESTORATION BOND, SERIES 2022-A
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
REGISTERED No. R-A-1    $100,000,000
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP NO. 29366N AA4
THE PRINCIPAL OF THIS TRANCHE A-1 SYSTEM RESTORATION BOND (“THIS TRANCHE A-1 SYSTEM RESTORATION BOND”) WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS TRANCHE A-1 SYSTEM RESTORATION BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE HOLDER OF THIS SYSTEM RESTORATION BOND HAS NO RECOURSE TO THE ISSUER HEREOF AND AGREES TO LOOK ONLY TO THE SYSTEM RESTORATION BOND COLLATERAL, AS DESCRIBED IN THE INDENTURE AND THE SERIES SUPPLEMENT REFERRED TO ON THE REVERSE HEREOF, FOR PAYMENT OF ANY AMOUNTS DUE HEREUNDER. ALL OBLIGATIONS OF THE ISSUER OF THIS TRANCHE A-1 SYSTEM RESTORATION BOND UNDER THE TERMS OF THE INDENTURE WILL BE RELEASED AND DISCHARGED UPON PAYMENT IN FULL HEREOF OR AS OTHERWISE PROVIDED IN ARTICLE IV OF THE INDENTURE. THE HOLDER OF THIS TRANCHE A-1 SYSTEM RESTORATION BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE WHICH IS ONE (1) YEAR AND ONE (1) DAY AFTER THE PAYMENT IN FULL OF THE TRANCHE A-1 SYSTEM RESTORATION BONDS, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. NOTHING IN THIS PARAGRAPH SHALL PRECLUDE, OR BE DEEMED TO ESTOP, SUCH HOLDER (A) FROM TAKING OR OMITTING TO TAKE ANY ACTION PRIOR TO SUCH DATE IN (I) ANY CASE OR PROCEEDING VOLUNTARILY FILED OR COMMENCED BY OR ON
-Exhibit A-1-1 -

BEHALF OF THE ISSUER UNDER OR PURSUANT TO ANY SUCH LAW OR (II) ANY INVOLUNTARY CASE OR PROCEEDING PERTAINING TO THE ISSUER WHICH IS FILED OR COMMENCED BY OR ON BEHALF OF A PERSON OTHER THAN SUCH HOLDER AND IS NOT JOINED IN BY SUCH HOLDER (OR ANY PERSON TO WHICH SUCH HOLDER SHALL HAVE ASSIGNED, TRANSFERRED OR OTHERWISE CONVEYED ANY PART OF THE OBLIGATIONS OF THE ISSUER HEREUNDER) UNDER OR PURSUANT TO ANY SUCH LAW, OR (B) FROM COMMENCING OR PROSECUTING ANY LEGAL ACTION WHICH IS NOT AN INVOLUNTARY CASE OR PROCEEDING UNDER OR PURSUANT TO ANY SUCH LAW AGAINST THE ISSUER OR ANY OF ITS PROPERTIES.
ENTERGY TEXAS RESTORATION FUNDING II, LLC SENIOR SECURED SYSTEM RESTORATION BONDS, SERIES 2022-A
Tranche A-1

INTEREST RATE	ORIGINAL PRINCIPAL AMOUNT	FINAL MATURITY DATE
3.051%	$100,000,000	12/15/2028

Entergy Texas Restoration Funding II, LLC, a limited liability company created under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Original Principal Amount shown above in semi-annual installments on the Payment Dates and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before the Final Maturity Date shown above and to pay interest, at the Interest Rate shown above, on each June 15 and December 15 or if any such day is not a Business Day, the next succeeding Business Day, commencing on December 15, 2022 and continuing until the earlier of the payment in full of the principal hereof and the Final Maturity Date (each a “Payment Date”), on the principal amount of this Tranche A-1 System Restoration Bond (hereinafter referred to as this “Tranche A-1 System Restoration Bond”). Interest on this Tranche A-1 System Restoration Bond will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Tranche A-1 System Restoration Bond shall be paid in the manner specified on the reverse hereof.
The principal of and interest on this Tranche A-1 System Restoration Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Tranche A-1 System Restoration Bond shall be applied first to interest due and payable on this Tranche A-1 System Restoration Bond as provided above and then to the unpaid principal of and premium, if any, on this Tranche A-1 System Restoration Bond, all in the manner set forth in the Indenture.
Reference is made to the further provisions of this Tranche A-1 System Restoration Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Tranche A-1 System Restoration Bond.
Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual, electronic or facsimile signature, this Tranche
-Exhibit A-1-2 -

A-1 System Restoration Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer.

Date:	ENTERGY TEXAS RESTORATION FUNDING II, LLC

By: _________________________________ Name: Title:

-Exhibit A-1-3 -

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
Dated: April 1, 2022
This is one of the Tranche A-1 System Restoration Bonds, designated above and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Indenture Trustee

By: _________________________________ Authorized Signatory

-Exhibit A-1-4 -

REVERSE OF SYSTEM RESTORATION BOND
This Tranche A-1 System Restoration Bond is one of a duly authorized issue of System Restoration Bonds of the Issuer (herein called the “System Restoration Bonds”), issued or which are issuable in one or more Tranches, and the System Restoration Bonds consists of two Tranches, including this Tranche A-1 System Restoration Bond (herein called the “Tranche A-1 System Restoration Bonds”), all issued and to be issued under that certain Indenture dated as of April 1, 2022, (as supplemented by the Series Supplement (as defined below), the “Indenture”), between the Issuer and The Bank of New York Mellon, a New York banking corporation, in its capacity as indenture trustee (the “Indenture Trustee”, which term includes any successor indenture trustee under the Indenture) and in its separate capacity as securities intermediary (the “Securities Intermediary”, which term includes any successor securities intermediary under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the System Restoration Bonds. For purposes herein, “Series Supplement” means that certain Series Supplement dated as of April 1, 2022 between the Issuer and the Indenture Trustee. All terms used in this Tranche A-1 System Restoration Bond that are defined in the Indenture, as amended, restated, supplemented or otherwise modified from time to time, shall have the meanings assigned to such terms in the Indenture.
The Tranche A-1 System Restoration Bonds and the other Tranches of the System Restoration Bonds (all of such Tranches being referred to herein as the “System Restoration Bonds”) are and will be equally and ratably secured by the System Restoration Bond Collateral pledged as security therefor as provided in the Indenture.
The principal of this Tranche A-1 System Restoration Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance thereof on the preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule which is attached to the Series Supplement as Schedule A, unless payable earlier because an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Bondholders representing not less than a majority of the Outstanding Amount of the System Restoration Bonds have declared such System Restoration Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture). However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture. The entire unpaid principal amount of this Tranche A-1 System Restoration Bond shall be due and payable on the Final Maturity Date hereof. Notwithstanding the foregoing, the entire unpaid principal amount of the System Restoration Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the System Restoration Bonds representing not less than a majority of the Outstanding Amount of the System Restoration Bonds have declared the System Restoration Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture). All principal payments on the Tranche A-1 System Restoration Bonds shall be made pro rata to the Tranche A-1 Holders entitled thereto based on the respective principal amounts of the Tranche A-1 System Restoration Bonds held by them.
Payments of interest on this Tranche A-1 System Restoration Bond due and payable on each Payment Date, together with the installment of principal or premium, if any,
-Exhibit A-1-5 -

shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Tranche A-1 System Restoration Bond (or one or more Predecessor System Restoration Bonds) on the System Restoration Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Indenture or the Series Supplement, except that if this Tranche A-1 System Restoration Bond is held in Book-Entry Form, payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable Global System Restoration Bond evidencing this Tranche A-1 System Restoration Bond unless and until such Global System Restoration Bond is exchanged for Definitive System Restoration Bonds (in which event payments shall be made as provided above), and except for the final installment of principal and premium, if any, payable with respect to this Tranche A-1 System Restoration Bond on a Payment Date which shall be payable as provided below. Any reduction in the principal amount of this Tranche A-1 System Restoration Bond (or any one or more Predecessor System Restoration Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Tranche A-1 System Restoration Bond and of any System Restoration Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Tranche A-1 System Restoration Bond on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed no later than five (5) days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Tranche A-1 System Restoration Bond and shall specify the place where this Tranche A-1 System Restoration Bond may be presented and surrendered for payment of such installment.
The Issuer shall pay interest on overdue installments of interest at the System Restoration Bond Interest Rate to the extent lawful.
This System Restoration Bond is a “transition bond” as such term is defined in the Financing Act. Principal and interest due and payable on this System Restoration Bond are payable from and secured primarily by Transition Property created and established by the Financing Order obtained from the Public Utility Commission of Texas pursuant to the Financing Act. Transition Property consists of the rights and interests of the Seller in the Financing Order, including the right to impose, collect and recover certain charges (defined in the Financing Act as “transition charges”, including such charges as set forth in Section 36.403(f)) to be included in regular electric utility bills of existing and future electric service customers within the service territory of Entergy Texas, Inc., a Texas electric utility, or its successors or assigns, as more fully described in the Financing Order.
The Financing Act provides that: “Transition bonds are not a debt or obligation of the state and are not a charge on its full faith and credit or taxing power. The state pledges, however, for the benefit and protection of financing parties and the electric utility, that it will not take or permit any action that would impair the value of transition property, or, except as permitted by Section 39.307, reduce, alter, or impair the transition charges to be imposed, collected, and remitted to financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full. Any party issuing transition bonds is authorized to include this pledge in any documentation relating to those bonds.”
The Issuer and ETI hereby acknowledge that the purchase of this System Restoration Bond by the Holder hereof or the purchase of any beneficial interest herein by any Person are made in reliance on the foregoing pledge.
-Exhibit A-1-6 -

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Tranche A-1 System Restoration Bond may be registered on the System Restoration Bond Register upon surrender of this Tranche A-1 System Restoration Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by (a) a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii)The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Indenture Trustee, and (b) such other documents as the Indenture Trustee may require, and thereupon one or more new Tranche A-1 System Restoration Bonds of Minimum Denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Tranche A-1 System Restoration Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Sections 2.04 or 2.06 of the Indenture not involving any transfer.
Each System Restoration Bond holder, by acceptance of a System Restoration Bond, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the System Restoration Bonds or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Managers in their respective individual capacities, (ii) any owner of a membership interest in the Issuer (including ETI) or (iii) any shareholder, partner, owner, beneficiary, agent, officer or employee of the Indenture Trustee, the Managers or any owner of a membership interest in the Issuer (including ETI) in its respective individual or corporate capacities, or of any successor or assign of any of them in their individual or corporate capacities, except as any such Person may have expressly agreed in writing. Each Holder by accepting a System Restoration Bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the System Restoration Bonds.
Prior to the due presentment for registration of transfer of this Tranche A-1 System Restoration Bond, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Tranche A-1 System Restoration Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Tranche A-1 System Restoration Bond and for all other purposes whatsoever, whether or not this Tranche A-1 System Restoration Bond be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the System Restoration Bonds under the Indenture at any time by the Issuer with the consent of the Bondholders representing not less than a majority of the Outstanding Amount of all System Restoration Bonds at the time outstanding of each Tranche to be affected. The Indenture also contains provisions permitting the Bondholders representing specified percentages of the Outstanding Amount of the System Restoration Bonds, on behalf of the Holders of all the System Restoration Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Tranche A-1 System Restoration Bond (or any one of more Predecessor System Restoration Bonds) shall be conclusive and binding upon such
-Exhibit A-1-7 -

Holder and upon all future Holders of this Tranche A-1 System Restoration Bond and of any System Restoration Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Tranche A-1 System Restoration Bond. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the System Restoration Bonds issued thereunder.
The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on this Tranche A-1 System Restoration Bond and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Issuer with certain conditions set forth herein, which provisions apply to this Tranche A-1 System Restoration Bond.
The term “Issuer” as used in this Tranche A-1 System Restoration Bond includes any successor to the Issuer under the Indenture.
The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Bondholders under the Indenture.
The Tranche A-1 System Restoration Bonds are issuable only in registered form in denominations as provided in the Indenture and the Series Supplement subject to certain limitations therein set forth.
THIS TRANCHE A-1 SYSTEM RESTORATION BOND, THE INDENTURE AND THE SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTIONS 9-301 THROUGH 9-306 OF THE NY UCC), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT THE CREATION, ATTACHMENT AND PERFECTION OF ANY LIENS CREATED UNDER THE INDENTURE IN TRANSITION PROPERTY, AND ALL RIGHTS AND REMEDIES OF THE INDENTURE TRUSTEE AND THE HOLDERS WITH RESPECT TO SUCH TRANSITION PROPERTY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.
No reference herein to the Indenture and no provision of this Tranche A-1 System Restoration Bond or of the Indenture shall alter or impair the obligation, which is absolute and unconditional, to pay the principal of and interest on this Tranche A-1 System Restoration Bond at the times, place, and rate, and in the coin or currency herein prescribed.
The Issuer and the Indenture Trustee, by entering into the Indenture, and the Holders and any Persons holding a beneficial interest in any Tranche A-1 System Restoration Bond, by acquiring any Tranche A-1 System Restoration Bond or interest therein, (i) express their intention that, solely for the purpose of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purpose of state, local and other taxes, the Tranche A-1 System Restoration Bonds qualify under applicable tax law as indebtedness of the sole owner of the Issuer secured by the System Restoration Bond Collateral and (ii) solely for purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Tranche A-1 System Restoration Bonds are outstanding, agree to treat the Tranche A-1 System Restoration Bonds as indebtedness of the sole owner of the Issuer secured by the System Restoration Bond Collateral unless otherwise required by appropriate taxing authorities.
-Exhibit A-1-8 -

-Exhibit A-1-9 -

ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Tranche A-1 System Restoration Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	as tenants in common
TEN ENT	as tenants by the entireties
JT TEN	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	___________________ Custodian ______________________ (Custodian) (minor)
Under Uniform Gifts to Minor Act (____________________) (State)
Additional abbreviations may also be used though not in the above list.

-Exhibit A-1-10 -

ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee ____________
FOR VALUE RECEIVED, the undersigned1 hereby sells, assigns and transfers unto
(name and address of assignee)
the within Tranche A-1 System Restoration Bond and all rights thereunder, and hereby irrevocably constitutes and appoints ________________, attorney, to transfer said Tranche A-1 System Restoration Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: [___________, _____]	______________________________________ Signature Guaranteed:
______________________________________
1     SYSTEM RESTORATION BOND: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Tranche A-1 System Restoration Bond in every particular, without alteration, enlargement or any change whatsoever.
    NOTE: Signature(s) must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP), (ii) The New York Stock Exchange Medallion Program (MSP), (iii) the Stock Exchange Medallion Program (SEMP) or (iv) such other guarantee program acceptable to the Indenture Trustee.
-Exhibit A-1-11 -

Exhibit A-2
TRANCHE A-2, SENIOR SECURED SYSTEM RESTORATION BOND, SERIES 2022-A
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
REGISTERED No. R-A-2    $190,850,000
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP NO. 29366NAB2
THE PRINCIPAL OF THIS TRANCHE A-2 SYSTEM RESTORATION BOND (“THIS TRANCHE A-2 SYSTEM RESTORATION BOND”) WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS TRANCHE A-2 SYSTEM RESTORATION BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE HOLDER OF THIS SYSTEM RESTORATION BOND HAS NO RECOURSE TO THE ISSUER HEREOF AND AGREES TO LOOK ONLY TO THE SYSTEM RESTORATION BOND COLLATERAL, AS DESCRIBED IN THE INDENTURE AND THE SERIES SUPPLEMENT REFERRED TO ON THE REVERSE HEREOF, FOR PAYMENT OF ANY AMOUNTS DUE HEREUNDER. ALL OBLIGATIONS OF THE ISSUER OF THIS TRANCHE A-2 SYSTEM RESTORATION BOND UNDER THE TERMS OF THE INDENTURE WILL BE RELEASED AND DISCHARGED UPON PAYMENT IN FULL HEREOF OR AS OTHERWISE PROVIDED IN ARTICLE IV OF THE INDENTURE. THE HOLDER OF THIS TRANCHE A-2 SYSTEM RESTORATION BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE WHICH IS ONE (1) YEAR AND ONE (1) DAY AFTER THE PAYMENT IN FULL OF THE TRANCHE A-2 SYSTEM RESTORATION BONDS, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. NOTHING IN THIS PARAGRAPH SHALL PRECLUDE, OR BE DEEMED TO ESTOP, SUCH HOLDER (A) FROM TAKING OR OMITTING TO TAKE ANY ACTION PRIOR TO SUCH DATE IN (I) ANY CASE OR PROCEEDING VOLUNTARILY FILED OR COMMENCED BY OR ON
    -Exhibit A-2-1 -

BEHALF OF THE ISSUER UNDER OR PURSUANT TO ANY SUCH LAW OR (II) ANY INVOLUNTARY CASE OR PROCEEDING PERTAINING TO THE ISSUER WHICH IS FILED OR COMMENCED BY OR ON BEHALF OF A PERSON OTHER THAN SUCH HOLDER AND IS NOT JOINED IN BY SUCH HOLDER (OR ANY PERSON TO WHICH SUCH HOLDER SHALL HAVE ASSIGNED, TRANSFERRED OR OTHERWISE CONVEYED ANY PART OF THE OBLIGATIONS OF THE ISSUER HEREUNDER) UNDER OR PURSUANT TO ANY SUCH LAW, OR (B) FROM COMMENCING OR PROSECUTING ANY LEGAL ACTION WHICH IS NOT AN INVOLUNTARY CASE OR PROCEEDING UNDER OR PURSUANT TO ANY SUCH LAW AGAINST THE ISSUER OR ANY OF ITS PROPERTIES.
ENTERGY TEXAS RESTORATION FUNDING II, LLC SENIOR SECURED SYSTEM RESTORATION BONDS, SERIES 2022-A
Tranche A-2

INTEREST RATE	ORIGINAL PRINCIPAL AMOUNT	FINAL MATURITY DATE
3.697%	$190,850,000	12/15/2036

Entergy Texas Restoration Funding II, LLC, a limited liability company created under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Original Principal Amount shown above in semi-annual installments on the Payment Dates and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before the Final Maturity Date shown above and to pay interest, at the Interest Rate shown above, on each June 15 and December 15 or if any such day is not a Business Day, the next succeeding Business Day, commencing on December 15, 2022 and continuing until the earlier of the payment in full of the principal hereof and the Final Maturity Date (each a “Payment Date”), on the principal amount of this Tranche A-2 System Restoration Bond (hereinafter referred to as this “Tranche A-2 System Restoration Bond”). Interest on this Tranche A-2 System Restoration Bond will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Tranche A-2 System Restoration Bond shall be paid in the manner specified on the reverse hereof.
The principal of and interest on this Tranche A-2 System Restoration Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Tranche A-2 System Restoration Bond shall be applied first to interest due and payable on this Tranche A-2 System Restoration Bond as provided above and then to the unpaid principal of and premium, if any, on this Tranche A-2 System Restoration Bond, all in the manner set forth in the Indenture.
Reference is made to the further provisions of this Tranche A-2 System Restoration Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Tranche A-2 System Restoration Bond.
Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual, electronic or facsimile signature, this Tranche
    -Exhibit A-2-2 -

A-2 System Restoration Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer.

Date:	ENTERGY TEXAS RESTORATION FUNDING II, LLC

By: _________________________________ Name: Title:

    -Exhibit A-2-3 -

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
Dated: April 1, 2022
This is one of the Tranche A-2 System Restoration Bonds, designated above and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Indenture Trustee

By: _________________________________ Authorized Signatory

    -Exhibit A-2-4 -

REVERSE OF SYSTEM RESTORATION BOND
This Tranche A-2 System Restoration Bond is one of a duly authorized issue of System Restoration Bonds of the Issuer (herein called the “System Restoration Bonds”), issued or which are issuable in one or more Tranches, and the System Restoration Bonds consists of two Tranches, including this Tranche A-2 System Restoration Bond (herein called the “Tranche A-2 System Restoration Bonds”), all issued and to be issued under that certain Indenture dated as of April 1, 2022, (as supplemented by the Series Supplement (as defined below), the “Indenture”), between the Issuer and The Bank of New York Mellon, a New York banking corporation, in its capacity as indenture trustee (the “Indenture Trustee”, which term includes any successor indenture trustee under the Indenture) and in its separate capacity as securities intermediary (the “Securities Intermediary”, which term includes any successor securities intermediary under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the System Restoration Bonds. For purposes herein, “Series Supplement” means that certain Series Supplement dated as of April 1, 2022 between the Issuer and the Indenture Trustee. All terms used in this Tranche A-2 System Restoration Bond that are defined in the Indenture, as amended, restated, supplemented or otherwise modified from time to time, shall have the meanings assigned to such terms in the Indenture.
The Tranche A-2 System Restoration Bonds and the other Tranches of the System Restoration Bonds (all of such Tranches being referred to herein as the “System Restoration Bonds”) are and will be equally and ratably secured by the System Restoration Bond Collateral pledged as security therefor as provided in the Indenture.
The principal of this Tranche A-2 System Restoration Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance thereof on the preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule which is attached to the Series Supplement as Schedule A, unless payable earlier because an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Bondholders representing not less than a majority of the Outstanding Amount of the System Restoration Bonds have declared such System Restoration Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture). However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture. The entire unpaid principal amount of this Tranche A-2 System Restoration Bond shall be due and payable on the Final Maturity Date hereof. Notwithstanding the foregoing, the entire unpaid principal amount of the System Restoration Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the System Restoration Bonds representing not less than a majority of the Outstanding Amount of the System Restoration Bonds have declared the System Restoration Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture). All principal payments on the Tranche A-2 System Restoration Bonds shall be made pro rata to the Tranche A-2 Holders entitled thereto based on the respective principal amounts of the Tranche A-2 System Restoration Bonds held by them.
Payments of interest on this Tranche A-2 System Restoration Bond due and payable on each Payment Date, together with the installment of principal or premium, if any,
    -Exhibit A-2-5 -

shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Tranche A-2 System Restoration Bond (or one or more Predecessor System Restoration Bonds) on the System Restoration Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Indenture or the Series Supplement, except that if this Tranche A-2 System Restoration Bond is held in Book-Entry Form, payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable Global System Restoration Bond evidencing this Tranche A-2 System Restoration Bond unless and until such Global System Restoration Bond is exchanged for Definitive System Restoration Bonds (in which event payments shall be made as provided above), and except for the final installment of principal and premium, if any, payable with respect to this Tranche A-2 System Restoration Bond on a Payment Date which shall be payable as provided below. Any reduction in the principal amount of this Tranche A-2 System Restoration Bond (or any one or more Predecessor System Restoration Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Tranche A-2 System Restoration Bond and of any System Restoration Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Tranche A-2 System Restoration Bond on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed no later than five (5) days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Tranche A-2 System Restoration Bond and shall specify the place where this Tranche A-2 System Restoration Bond may be presented and surrendered for payment of such installment.
The Issuer shall pay interest on overdue installments of interest at the System Restoration Bond Interest Rate to the extent lawful.
This System Restoration Bond is a “transition bond” as such term is defined in the Financing Act. Principal and interest due and payable on this System Restoration Bond are payable from and secured primarily by Transition Property created and established by the Financing Order obtained from the Public Utility Commission of Texas pursuant to the Financing Act. Transition Property consists of the rights and interests of the Seller in the Financing Order, including the right to impose, collect and recover certain charges (defined in the Financing Act as “transition charges”, including such charges as set forth in Section 36.403(f)) to be included in regular electric utility bills of existing and future electric service customers within the service territory of Entergy Texas, Inc., a Texas electric utility, or its successors or assigns, as more fully described in the Financing Order.
The Financing Act provides that: “Transition bonds are not a debt or obligation of the state and are not a charge on its full faith and credit or taxing power. The state pledges, however, for the benefit and protection of financing parties and the electric utility, that it will not take or permit any action that would impair the value of transition property, or, except as permitted by Section 39.307, reduce, alter, or impair the transition charges to be imposed, collected, and remitted to financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full. Any party issuing transition bonds is authorized to include this pledge in any documentation relating to those bonds.”
The Issuer and ETI hereby acknowledge that the purchase of this System Restoration Bond by the Holder hereof or the purchase of any beneficial interest herein by any Person are made in reliance on the foregoing pledge.
    -Exhibit A-2-6 -

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Tranche A-2 System Restoration Bond may be registered on the System Restoration Bond Register upon surrender of this Tranche A-2 System Restoration Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by (a) a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii)The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Indenture Trustee, and (b) such other documents as the Indenture Trustee may require, and thereupon one or more new Tranche A-2 System Restoration Bonds of Minimum Denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Tranche A-2 System Restoration Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Sections 2.04 or 2.06 of the Indenture not involving any transfer.
Each System Restoration Bond holder, by acceptance of a System Restoration Bond, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the System Restoration Bonds or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Managers in their respective individual capacities, (ii) any owner of a membership interest in the Issuer (including ETI) or (iii) any shareholder, partner, owner, beneficiary, agent, officer or employee of the Indenture Trustee, the Managers or any owner of a membership interest in the Issuer (including ETI) in its respective individual or corporate capacities, or of any successor or assign of any of them in their individual or corporate capacities, except as any such Person may have expressly agreed in writing. Each Holder by accepting a System Restoration Bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the System Restoration Bonds.
Prior to the due presentment for registration of transfer of this Tranche A-2 System Restoration Bond, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Tranche A-2 System Restoration Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Tranche A-2 System Restoration Bond and for all other purposes whatsoever, whether or not this Tranche A-2 System Restoration Bond be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the System Restoration Bonds under the Indenture at any time by the Issuer with the consent of the Bondholders representing not less than a majority of the Outstanding Amount of all System Restoration Bonds at the time outstanding of each Tranche to be affected. The Indenture also contains provisions permitting the Bondholders representing specified percentages of the Outstanding Amount of the System Restoration Bonds, on behalf of the Holders of all the System Restoration Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Tranche A-2 System Restoration Bond (or any one of more Predecessor System Restoration Bonds) shall be conclusive and binding upon such
    -Exhibit A-2-7 -

Holder and upon all future Holders of this Tranche A-2 System Restoration Bond and of any System Restoration Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Tranche A-2 System Restoration Bond. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the System Restoration Bonds issued thereunder.
The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on this Tranche A-2 System Restoration Bond and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Issuer with certain conditions set forth herein, which provisions apply to this Tranche A-2 System Restoration Bond.
The term “Issuer” as used in this Tranche A-2 System Restoration Bond includes any successor to the Issuer under the Indenture.
The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Bondholders under the Indenture.
The Tranche A-2 System Restoration Bonds are issuable only in registered form in denominations as provided in the Indenture and the Series Supplement subject to certain limitations therein set forth.
THIS TRANCHE A-2 SYSTEM RESTORATION BOND, THE INDENTURE AND THE SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTIONS 9-301 THROUGH 9-306 OF THE NY UCC), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT THE CREATION, ATTACHMENT AND PERFECTION OF ANY LIENS CREATED UNDER THE INDENTURE IN TRANSITION PROPERTY, AND ALL RIGHTS AND REMEDIES OF THE INDENTURE TRUSTEE AND THE HOLDERS WITH RESPECT TO SUCH TRANSITION PROPERTY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.
No reference herein to the Indenture and no provision of this Tranche A-2 System Restoration Bond or of the Indenture shall alter or impair the obligation, which is absolute and unconditional, to pay the principal of and interest on this Tranche A-2 System Restoration Bond at the times, place, and rate, and in the coin or currency herein prescribed.
The Issuer and the Indenture Trustee, by entering into the Indenture, and the Holders and any Persons holding a beneficial interest in any Tranche A-2 System Restoration Bond, by acquiring any Tranche A-2 System Restoration Bond or interest therein, (i) express their intention that, solely for the purpose of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purpose of state, local and other taxes, the Tranche A-2 System Restoration Bonds qualify under applicable tax law as indebtedness of the sole owner of the Issuer secured by the System Restoration Bond Collateral and (ii) solely for purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Tranche A-2 System Restoration Bonds are outstanding, agree to treat the Tranche A-2 System Restoration Bonds as indebtedness of the sole owner of the Issuer secured by the System Restoration Bond Collateral unless otherwise required by appropriate taxing authorities.
    -Exhibit A-2-8 -

    -Exhibit A-2-9 -

ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Tranche A-2 System Restoration Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	as tenants in common
TEN ENT	as tenants by the entireties
JT TEN	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	___________________ Custodian ______________________ (Custodian) (minor)
Under Uniform Gifts to Minor Act (____________________) (State)
Additional abbreviations may also be used though not in the above list.

    -Exhibit A-2-10 -

ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee ____________
FOR VALUE RECEIVED, the undersigned2 hereby sells, assigns and transfers unto
(name and address of assignee)
the within Tranche A-2 System Restoration Bond and all rights thereunder, and hereby irrevocably constitutes and appoints ________________, attorney, to transfer said Tranche A-2 System Restoration Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: [___________, _____]	______________________________________ Signature Guaranteed:
______________________________________

2     SYSTEM RESTORATION BOND: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Tranche A-2 System Restoration Bond in every particular, without alteration, enlargement or any change whatsoever.
    NOTE: Signature(s) must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP), (ii) The New York Stock Exchange Medallion Program (MSP), (iii) the Stock Exchange Medallion Program (SEMP) or (iv) such other guarantee program acceptable to the Indenture Trustee.
    -Exhibit A-2-11 -